UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2019

NOTOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Mural Street, Suite 600 Richmond Hill, Ontario, Canada	L4B 3G2
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 1, 2019, Notox Technologies Corp. (the “Company”) entered into an option and put agreement (the “Definitive Agreement”) with Xthetica Inc. (“NewCo”), a newly incorporated Nevada corporation, and Manny Kapur, the sole shareholder of NewCo, pursuant to which Mr. Kapur granted the Company the sole and exclusive right and option to purchase all of the issued and outstanding capital stock of NewCo (the “NewCo Stock”) in exchange for the issuance of an aggregate of up to 10,000,000 shares of the Company’s common stock and warrants to purchase up to 10,000,000 shares of the Company’s common stock. The option is exercisable by the Company in tranches over a period of three years beginning on January 1, 2021.

Each share issued upon the exercise of an option will be issued at a deemed price per share equal to the value of the Company’s common stock on the OTCQB (or such other stock exchange or quotation medium on which the shares are then trading) on the date of issuance, while each warrant issued upon the exercise of an option will be exercisable into one share of the Company’s common stock at a price of US$1.40 per share for a period of three years from the date of issuance, subject to standard adjustments for stock splits, stock dividends and the like.

Pursuant to the Definitive Agreement, the Company granted Mr. Kapur a corresponding series of put rights covering the NewCo Stock, also exercisable in tranches over a period of three years beginning on January 1, 2021. Each put right allows Mr. Kapur to cause the Company to purchase up to a certain number of shares of NewCo Stock in exchange for the issuance of a certain number of shares of the Company’s common stock plus warrants to purchase shares of the Company’s stock on the same terms as described above. Importantly, the exercise of each put right is subject to Xthetica Canada Inc. (“Xthetica CA”), a newly incorporated Canadian federal corporation and subsidiary of the Company, achieving certain EBITDA milestones in each of its financial years, as reflected in the audited financial statements of Xthetica CA.

Assuming the full exercise of the option or put rights, of which there is no guarantee, NewCo will become a wholly owned subsidiary of the Company.

In connection with the execution and delivery of the Definitive Agreement, Xthetica Inc. (“Xthetica”), a private Ontario, Canada corporation owned by Mr. Kapur, entered into an assignment agreement with Xthetica CA, in the form attached as Appendix 1 to the Definitive Agreement, pursuant to which Xthetica assigned 100% of its right, title and interest in and to certain assets to Xthetica CA effective July 1, 2019. The assets include Xthetica’s rights and obligations under a series of license and distribution agreements with manufacturers of medical aesthetics products, certain of Xthetica’s inventory, and the goodwill of Xthetica.

The foregoing description of the Definitive Agreement includes a summary of all the material provisions but is qualified in its entirety by reference to the complete text of the Definitive Agreement filed as Exhibit 10.5 to this report and incorporated herein by reference.

There is no material relationship between the Company or its affiliates and Xthetica, NewCo or Mr. Kapur, except that (a) the Company and Xthetica were previously parties to a binding letter of intent that was superseded by the Definitive Agreement, and (b) the Company previously engaged Mr. Kapur to assist in the process of searching for a full time CEO for the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.5	Option and Put Agreement dated December 1, 2019 with Xthetica Inc. and the sole shareholder of Xthetica Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2019	NOTOX TECHNOLOGIES CORP.

	By:	/s/ John Marmora
John Marmora
President, Chief Financial Officer, Secretary, Treasurer, Director